SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2008

HENNESSY ADVISORS, INC.
(Exact name of registrant as specified in its charter)

California	000-49872	68-01763227
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7250 Redwood Blvd., Suite 200	94945
Novato, California
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

        On December 9, 2008, Hennessy Advisors, Inc. (the “Company”) reached a definitive agreement to acquire certain assets of Voyageur Asset Management Inc. that relate to the management of the Tamarack Value Fund and the Tamarack Large Cap Growth Fund. These two funds have combined assets of just under $200 million. Upon completion of the transactions, the Company will become the manager of the Tamarack Value Fund and Voyageur Asset Management will act as the Fund’s sub-advisor. The fund will be named Hennessy Select Large Value Fund. The assets related to the Tamarack Large Cap Growth Fund will be invested in the currently unfunded Hennessy Cornerstone Large Growth Fund (f/k/a Hennessy Large Cap Growth Fund), with the Company as the manager of the Fund. The transactions have been approved by the Board of Directors of the Company and the Board of Directors of Voyageur Asset Management Inc., but are still subject to customary closing conditions and are subject to the approvals of the Board of Trustees of Hennessy Funds Trust, the Board of Trustees of Tamarack Funds Trust and the shareholders of the Tamarack Value Fund and the Tamarack Large Cap Growth Fund.

        The cash purchase price for the Tamarack Value Fund is an initial payment of 0.75% of the aggregate net asset value of the Tamarack Value Fund as of the close of business on the business day immediately preceding the date the transaction closes (the “Closing NAV”), to be paid at closing, with an additional contingent cash payment of up to 0.75% of the Closing NAV to be paid six months after the closing. The cash purchase price for the Tamarack Large Cap Growth Fund is 2.00% of the aggregate net asset value of the Tamarack Large Cap Growth Fund as of the close of business on the business day immediately preceding the date the transaction closes, to be paid at the closing. The transactions are expected to close in March of 2009. The agreements include customary representations, warranties and covenants.

        A copy of the press release announcing the transactions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description

2.1	Asset Purchase Agreement (for Tamarack Value Fund), dated as of December 9, 2008, between Hennessy Advisors, Inc. and Voyageur Asset Management Inc.*

2.2	Asset Purchase Agreement (for Tamarack Large Cap Growth Fund), dated as of December 9, 2008, between Hennessy Advisors, Inc. and Voyageur Asset Management Inc.*

99.1	Press Release

*	The related schedules to the agreement are not being filed herewith. Hennessy Advisors, Inc. agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.

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        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.
(registrant)
December 12, 2008	By: /s/ Neil J. Hennessy
Neil J. Hennessy
President

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HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated December 9, 2008

Exhibit	Description

2.1	Asset Purchase Agreement (for Tamarack Value Fund), dated as of December 9, 2008, between Hennessy Advisors, Inc. and Voyageur Asset Management Inc.*

2.2	Asset Purchase Agreement (for Tamarack Large Cap Growth Fund), dated as of December 9, 2008, between Hennessy Advisors, Inc. and Voyageur Asset Management Inc.*

99.1	Press Release

*	The related schedules to the agreement are not being filed herewith. Hennessy Advisors, Inc. agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.